Exhibit 23.5

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and
Stockholders of DynTek, Inc.
Irvine, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (33-78426), Form S-8 (33-93448), Form S-8 (333-84941),
Form S-8 (333-56900), Form S-8 (333-356902), Form S-8 (333-117808),
Post-Effective Amendment No. 2 to Form S-3 (333-31153), Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (333-112555), Form S-3 (333-115117) and Form S-3
(333-116888) of our report dated October 11, 2002 appearing in the Annual Report on Form 10-K of DynTek, Inc. for the year ended June 30, 2004.

_____________________________
GRASSI & CO., P.C.
Lake Success, New York
October __, 2004